As filed with the Securities and Exchange Commission on June 14, 2006
                           Registration No. 333-130305
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 NS8 CORPORATION
                 (Name of Small Business Issuer in its Charter)

           Delaware                      7371                   13-4142621
(State or other jurisdiction of    (Primary Standard          (I.R.S. Employer
 incorporation or organization)    Industrial Class-      Identification Number)
                                      ification Code
                                          Number)


                          1420 Fifth Avenue, 22nd Floor
                                Seattle, WA 98101
                                 (206) 521-5986

                                   Copies to:

                              Louis W. Zehil, Esq.
                                McGuireWoods LLP
                           1345 Avenue of the Americas
                                  Seventh Floor
                               New York, NY 10105
                                 (212) 548-2138

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.[ ]

                                EXPLANATORY NOTE


This Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-130305) filed by NS8 Corporation with the Securities and Exchange Commission on December 14, 2005, as amended on February 15, 2006 and June 9, 2006 (the "Registration Statement") is being filed to provide the conforming signature of Singer Lewak Greenbaum & Goldstein LLP on its consent filed as exhibit 23.2. The conforming signature of Singer Lewak Greenbaum & Goldstein LLP was inadvertently omitted from the consent filed with Amendment No. 2 to Registration Statement due to an administrative error. The contents of the Registration Statement are incorporated herein by reference.

ITEM 27. EXHIBITS

Number        Description


2.1 Agreement and Plan of Merger dated November 3, 2003 among Registrant, DLVN Acquisition, Inc. and CanOnline Global Media, Inc. (1)
2.2 Correction Agreement dated November 3, 2003 among Registrant, DLVN Acquisition, Inc. and CanOnline Global Media, Inc. (1)
2.3           Certificate of Merger filed with Delaware Secretary of State (1)
2.4           Certificate of Merger filed with Washington Secretary of State (1)
3.1           Certificate of Incorporation (2)
3.2           Amendment of Certificate of  Incorporation-dated  October 13, 2003
              (3)
3.3           Amendment of Certificate of Incorporation-dated  December 17, 2003
              (3)
3.5           Amendment of Certificate of  Incorporation-dated  December 5, 2005
              (4)
3.4           By-Laws (2)
3.5           Amended By-Laws (2)
3.5           Amended By-Laws (4)
10.1          Stock Option Plan of 2001 (2)
10.2          Stock Option Plan of 2004(6)
10.3          Amended Stock Option Plan of 2004
10.3          Employment Agreement of Ricardo Rosado with CanOnline Global Media
              Corp. (5)
10.6 Amended Employment Agreement of Ricardo Rosado with CanOnline Global Media Corp. (6)
10.7          Employment  Agreement of Anthony Alda with CanOnline  Global Media
              Corp. (5)
10.8 Amended Employment Agreement of Anthony Alda with CanOnline Global Media Corp.(6)
10.9          Employment Agreement of Leslie J. Ames with CanOnline Global Media
              Corp. (5)
10.10 Amended Employment Agreement of Leslie J. Ames with CanOnline Global Media Corp. (6)
10.11 Employment Agreement of Brent S. Bysouth with CanOnline Global Media Corp. (5)
10.12 Amended Employment Agreement of Brent S. Bysouth with CanOnline Global Media Corp.(6)
10.13 Employment Agreement of Melanie Thomson with CanOnline Global Media Corp. (5)
10.14 Amended Employment Agreement of Melanie Thomson with CanOnline Global Media Corp. (6)
10.15 Employment Agreement of Melanie Thomson with CanOnline Global Media Corp. (5)
10.16 Employment Agreement of Melanie Thomson with CanOnline Global Media Corp. (6)
10.17 Termination Agreement with respect to the Standby Equity Distribution Agreement made between the Corporation and Cornell dated May 19, 2004 dated November 10, 2005(7)
10.18 Secured Convertible Debenture No. CCP-3 in the amount of $1,863.430 dated November 10, 2005(7)
10.19 Secured Convertible Debenture No. CCP-4 in the amount of $500,000 dated November 10, 2005(7)
10.20 Amended and Restated Security Agreement made between the Corporation and Cornell dated November 10, 2005(7)
10.21 Securities Purchase Agreement made between the Corporation and Cornell dated November 10, 2005(7)
10.22 Escrow Agreement made between the Corporation, the Buyers listed in the Securities Purchase Agreement and David Gonzalez, Esq., as Escrow Agent dated November 10, 2005(7)
10.23 Subsidiary Security Agreement made between CanOnline Media Corporation and Cornell dated November 10, 2005(7)
10.24 Subsidiary Security Agreement made between CanOnline Global Media, Inc. and Cornell dated November 10, 2005(7)
10.25 Investor Registration Rights Agreement made between the Corporation and various investors dated November 10, 2005(7)
10.26 Pledge and Escrow Agreement made between the Corporation, various Pledgors, Cornell and David Gonzalez, Esq. as Escrow Agent dated November 10, 2005(7)
10.27 Irrevocable Transfer Agent Instructions given to Continental Stock Transfer & Trust Company by the Corporation on behalf of Cornell dated November 10, 2005(7)
10.28 Warrant No. CCP-001 entitling Cornell Capital to purchase 5,000,000 common shares of the Company at an exercise price of $0.075 per share for a period of five years from November 10, 2005(7)
10.29 Warrant No. CCP-002 entitling Cornell Capital to purchase 10,000,000 common shares of the Company at an exercise price of $0.06 per share for a period of five years from November 10, 2005(7)
10.30 Warrant No. CCP-003 entitling Cornell Capital to purchase 10,000,000 common shares of the Company at an exercise price of $0.05 per share for a period of five years from November 10, 2005(7)
10.31 Master Service Agreement, dated August 4, 2005, between NS8 Corporation and SAVVIS Communications Corporation (incorporated by reference to Exhibit 10.1 of the Company's Form 8-K filed on October 6, 2005).
10.32 Escrow Agreement dated as at February 7, 2006 between NS8 Corporation and Gallagher, Briody & Butler (8)
10.33 Amendment No. 1 to Securities Purchase Agreement dated as at February 7, 2006 between NS8 Corporation and Cornell Capital Partners, LP(8)
10.34 Mobile Content Distribution Agreement dated January 9, 2006 between NS8 Corporation and Acme Mobile PTE Ltd.
10.35 Master Software License and Development Agreement dated April 12, 2006 between NS8 Corporation and True Digital Entertainment Company Limited.
23.1          Consent of McGuireWoods, LLP (included in Exhibit 5.1 hereto)
23.2 Consent of Independent Registered Public Accounting Firm Corbin & Company, LLP (filed herewith)
23.2 Consent of Independent Registered Public Accounting Firm Singer Lewak Greenbaum & Goldstein, LLP (filed herewith)
31.1          Rule 13(a)-14(a)/15(d)-14(a) Certification of Principal Executive
31.2          Rule 13(a)-14(a)/15(d)-14(a)  Certification of Principal Financial
              Officer
32.1          Section 1350 Certification of Chief Executive Officer
32.2          Section 1350 Certification of Chief Financial Officer
         (1)      Previously  filed in Registrant's  Form 8-K/A filed on January
                  31, 2004
         (2)      Previously  filed in Registrant's  Form SB-2 filed on December
                  26, 2001
         (3) Previously filed in Registrant's Form 10-KSB for the year ended September 30, 2003 filed on January 1, 2004
         (4) Previously filed in Registrant's Form SB-2 filed on December 12, 2005.
         (5) Previously filed in Registrant's Form 10-KSB for the year ended December 31, 2003 filed on April 15, 2004
         (6) Previously filed in Registrant's Form 10-KSB for the year ended December 31, 2004 filed on April 5, 2005
         (7)      Previously  filed in Registrant's  Form 10-QSB for the quarter ended September 30, 2005 filed on November 22, 2005
         (8)      Previously filed in Registrant's Form 8-K filed on February 8,
                  2006
         (9)      Previously filed in Registrant's  Form SB-2/A filed on June 9,
                  2006

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the registration statement to be signed on our behalf by the undersigned, on June 13, 2006.

         Date: June 14, 2006           NS8  CORPORATION
                                       ------------------------------------
                                       /s/ Anthony Alda
                                       Name: Anthony Alda
                                       Title: Chairman of the Board and CEO


In accordance with the Securities Exchange Act, this amendment to the registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

         Date: June 14, 2006           /s/ Anthony Alda
                                       ------------------------------------
                                       Name:  Anthony Alda
                                       Title: Chairman of the Board and CEO

         Date: June 14, 2006           /s/ Ricardo Rosado
                                       ------------------------------------
                                       Name:  Ricardo Rosado
                                       Title: Chief Financial Officer, Principal
                                       Accounting Officer

         Date: June 14, 2006           /s/ Leslie J Ames
                                       ------------------------------------
                                       Leslie J Ames, Director

         Date: June 14, 2006           /s/ Michael W. Waage
                                       ------------------------------------
                                       Michael W. Waage, Director

         Date: June 14, 2006           /s/ Brent R. Bysouth
                                       ------------------------------------
                                       Brent R. Bysouth, Director

         Date: June 14, 2006           /s/ William Kunzweiler
                                       ------------------------------------
                                       William Kunzweiler, Director

                                       By:  /s/ Anthony Alda
                                       ------------------------------------
                                       Attorney-in-Fact

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-130305 of NS8 Corporation (the "Company") of Form SB-2 (Amendment No. 2), of our report, dated March 31, 2005 except for Note 13 as to which the date is April 14, 2006, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.




                   /s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


                  ---------------------------------------------

                     SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
                             Los Angeles, California
                                  June 7, 2006